Exhibit 1

                            (GPU News Release Letterhead)




          Date:                    May 2, 1997

          Further Information:     John T. Fidler, 201-263-6479

          For Release:             Immediately

          Release Number           97-006




             GPU Considering Additional Nuclear Generation Asset Options



               Parsippany, N.J.,  May 2, 1997  -- GPU, Inc.  officials said today that,  in  response  to inquiries  from  parties  who  have expressed  interest in the  purchase of the  Oyster Creek Nuclear

          Generating  Station,  GPU  would  be  willing  to  entertain  the possibility of  selling the Three Mile  Island Nuclear Generating

          Station, as well.

               Last  month,  GPU,  Inc.   announced  that  in  addition  to

          continuing  to operate Oyster Creek until the end of its licensed life in 2009, it would also explore the possibility of selling or retiring the plant, possibly as early as 2000.

               Unlike Oyster Creek,  the early retirement  of TMI-1 is  not being considered because of lower operating costs at TMI-1.

          No  decision  about  the sale  of  TMI,  or  the  sale  or  early retirement of Oyster Creek, has been made.  Both actions would be subject  to review by the  New Jersey Board  of Public Utilities,

          the   Pennsylvania  Public   Utility   Commission,  the   Nuclear

          Regulatory Commission,  and appropriate  action by the  GPU, Inc.

          and GPU Energy boards of directors.





               The  Oyster Creek  options will be  part of  a restructuring filing  to be made with the New  Jersey Board of Public Utilities in July.

               Oyster  Creek is owned by  Jersey Central Power  & Light Co.

          and operated by GPU Nuclear, Inc.   Both are subsidiaries of GPU.

               TMI-1 is owned by  JCP&L (25 percent ownership) Metropolitan

          Edison  Co.  (50  percent)  and  Pennsylvania  Electric  Co.  (25 percent).

               JCP&L,  Met-Ed and  Penelec are  now doing  business as  GPU

          Energy, which  serves nearly 2 million  customers in Pennsylvania and New Jersey.





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